Exhibit 10.3

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of March 15, 2019 by and among Target Hospitality Corp., a corporation organized under the laws of the State of Delaware (the “Company”), Harry E. Sloan (“Sloan”), Jeff Sagansky (“Sagansky”) and Eli Baker (“Baker” and together with Sloan and Sagansky, collectively the “Founder Group”), and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”).   Each member of the Founder Group, the Company and the Escrow Agent are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Founder Group collectively owns 8,050,000 shares of Class A common stock, par value $0.0001 (collectively, the “Founder Shares”), of the Company;

WHEREAS, the Company is party to that certain Agreement and Plan of Merger dated as of November 12, 2018, as amended by that certain Amendment to Agreement and Plan of Merger dated as of January 4, 2019 (as the same may be further amended, modified or otherwise supplemented from time to time in accordance with its terms, the “Signor Merger Agreement”), pursuant to which the Company, through a wholly-owned subsidiary, is acquiring the combined modular workforce accommodations business of RL Signor Holdings, LLC and its subsidiaries;

WHEREAS, capitalized terms used herein and not otherwise defined shall the have respective meanings assigned to them in the Signor Merger Agreement; and

WHEREAS, it is a condition precedent to the Transactions contemplated by the Signor Merger Agreement that the Founder Group and the Company enter into that certain Earnout Agreement contemporaneously herewith, in the form attached hereto as Exhibit A (the “Earnout Agreement”), pursuant to which 5,015,898 of the Founder Shares, as determined based on the amount of proceeds delivered by the Company in connection with the Closing of the transactions contemplated by the Signor Merger Agreement (collectively, the “Restricted Shares”), will be required to be held in escrow pursuant to the terms of this Agreement and will be released upon the occurrence of certain triggering events as specifically set forth in the Earnout Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the Parties agree as follows:

1.                                      Appointment.  The Founder Group and the Company hereby appoint the Escrow Agent as their escrow agent to hold the Restricted Shares in trust for the Founder Group, to administer and disburse the Restricted Shares and otherwise for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.                                      Deposit, Delivery and Receipt of Restricted Shares; Other Actions.

(a)                                 Each member of the Founder Group will deliver its Restricted Founder Shares to the Escrow Agent on the date hereof electronically through the Depository Trust Company’s Deposit/Withdrawal At Custodian system to an account designated by the Escrow Agent.

(b)                                 The Escrow Agent will hold the Restricted Shares as a book-entry position registered in the name of the applicable member of the Founder Group (the “Escrow Account”) until any such Restricted Shares are to be released to the members of the Founder Group in accordance with the terms of this Agreement and the Earnout Agreement.  The Restricted Shares shall not be subject to attachment by any creditor of any party to the Signor Merger Agreement.

(c)                                  The Escrow Agent does not own or have any interest in the Restricted Shares, but is serving as escrow holder, having only possession thereof and agreeing to hold and distribute the Restricted Shares in accordance with the terms and conditions set forth herein.

(d)                                 All voting rights and other shareholder rights with respect to the Restricted Shares in the Escrow Account shall be suspended until such shares are released from the Escrow Account in accordance with the terms of this Agreement and the Earnout Agreement.

3.                                      Claims and Releases from Escrow.

(a)                                 The Escrow Agent shall disburse the Restricted Shares only in accordance with the joint written instructions executed by each member of the Founder Group and the Company in the form of the Release Notice (as defined in the Earnout Agreement) contemplated by the Earnout Agreement.

(b)                                 During the period from the date of this Agreement until the date upon which all of the Restricted Shares have been distributed, the Founder Group and the Company agree to promptly issue all applicable Release Notices upon the occurrence of each triggering event, as such events are described in the Earnout Agreement.

(c)                                  Within two (2) Business Days following the receipt of any Release Notice, the Escrow Agent shall release and deliver from the Escrow Account to the person or persons designated in such Release Notice the number of Restricted Shares set forth in such Release Notice, by transfer of the relevant Restricted Shares into the securities accounts designated in such Release Notice.

(d)                                 The Escrow Agent shall be entitled to rely upon, and be held harmless for such reliance, on any Release Notice for any action taken or suffered in good faith by it.  The Escrow Agent shall have no obligation to determine whether a triggering event has occurred or is contemplated to occur under the Earnout Agreement.

(e)                                  Subject to the provisions of Section 7, this Agreement shall terminate on the earlier of (i) the termination of the Earnout Agreement and (ii) five (5) calendar days after all of the Restricted Shares have been disbursed in accordance with this Section 3.

4.                                      Escrow Agent.

(a)                                 The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be inferred or implied.  The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(b)                                 The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document among the Founder Group and the Company, in connection herewith, including without limitation the Signor Merger Agreement and Earnout Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.  In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Agreement) between any of the Parties conflict or are inconsistent with any of the terms and provisions of this

Agreement, the terms and provisions of this Agreement shall govern and control in all respects relating to the Escrow Agent, but in every other respect involving the parties and beneficiaries of such other agreement, the other agreement shall control.

(c)                                  Absent gross negligence or willful misconduct, the Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper person or persons without requiring inquiry or substantiating evidence of any kind.  The Escrow Agent shall not be liable to any party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to or related to the transfer or distribution of the Restricted Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 10 and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.

(d)                                 The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it hereunder except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to any Party.  The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party that, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a joint direction in writing by the Founder Group that eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.  The Founder Group agrees to pursue any redress or recourse in connection with any such dispute without making the Escrow Agent party to the same.

(e)                                  The Escrow Agent shall keep proper books of record and account in which full and correct entries shall be made of all release activity in the Escrow Account.

(f)                                   The agreements set forth in this Section 4 shall survive the resignation, replacement or removal of the Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

5.                                      Succession.

(a)                              The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 30 days’ advance notice (pursuant to Section 9) in writing of such resignation to the Parties specifying a date when such resignation shall take effect.  By joint written instructions executed by each member of the Founder Group, the Founder Group shall have the right to terminate their appointment of the Escrow Agent, or successor escrow agent, as Escrow Agent, upon 30 days’ notice to the Escrow Agent.  If the Escrow Agent shall resign or be removed or shall otherwise become incapable of acting, the Founder Group shall appoint a successor to be the Escrow Agent.  If the Founder Group has failed to appoint a successor escrow agent prior to the expiration of 30 days after giving notice of such removal or following the receipt of the notice of resignation or incapacity, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent within the relevant jurisdiction or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.  The Escrow Agent’s sole responsibility after such 30-day notice period expires shall be to hold the Restricted Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 7.

(b)                                 Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further action on the part of any Party.  The Escrow Agent shall promptly notify the Parties in the event this occurs.

(c)                            Every successor escrow agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Founder Group and the Company, an instrument in writing accepting such appointment hereunder, and thereupon such successor escrow agent, without any further action, shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations, of its predecessor; and, except as provided in Section 5(a), every predecessor escrow agent shall deliver all property and moneys held by it hereunder to such successor escrow agent, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 7.

6.                                      Compensation and Reimbursement.  The Escrow Agent shall be entitled to compensation for its services under this Agreement as escrow agent and for reimbursement for its reasonable, documented out-of-pocket costs and expenses incurred by it in performance of its duties hereunder, payable in the amounts and as set forth on Schedule 2.   The Parties agree that the costs for the fees, compensation and reimbursement of the Escrow Agent will be paid for by the Company.  The Escrow Agent’s fees, compensation and reimbursements shall be payable upon request by the Escrow Agent and upon submission by the Escrow Agent to the Parties of a reasonably detailed statement setting forth the amount to be reimbursed.  This section shall survive the resignation or termination of the Escrow Agent or the termination of this Agreement.

7.                                      Indemnity.

(a)                                 Subject to Section 7(c), the Escrow Agent shall be liable for any losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigations, investigations, costs or expenses (including without limitation, the reasonable fees and expenses of outside counsel and experts and all expenses of document location, duplication and shipment) (collectively “Losses”) of the Founder Group only to the extent such Losses are determined by a court of competent jurisdiction to be a result of the Escrow Agent’s gross negligence or willful misconduct; provided, however, that any liability of the Escrow Agent with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort or otherwise is limited to and shall not exceed the aggregate value of the Restricted Shares deposited with the Escrow Agent.

(b)                                 The Founder Group shall jointly and severally indemnify and hold the Escrow Agent harmless from and against, and the Escrow Agent shall not be responsible for, any and all Losses arising out of or attributable to the Escrow Agent’s duties under this Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Losses or enforcing this Agreement (collectively, “Agent Claims”), except to the extent of the Escrow Agent’s liability described in Section 7(a).   Notwithstanding the foregoing, and except as provided in Section 6, as between themselves, the Parties agree that any Agent Claims payable hereunder shall be paid (or reimbursed, as applicable) in equal shares by the members of the Founder Group.

(c)                                  The Escrow Agent shall not be liable for any incidental, indirect, punitive, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages.

(d)                                 This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8.                                      Security Procedures.

(a)                                 Notwithstanding anything to the contrary set forth in this Section 8, any instructions setting forth, claiming, containing, objecting to or in any way related to the transfer or distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Restricted Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Founder Group by the Escrow Agent with receipt confirmed in accordance with Section 8(b).

(b)                                 In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent.

(c)                                  The Escrow Agent shall deliver the Restricted Shares in accordance with the delivery instructions set forth in the Release Notice.

9.                                      Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order; the delivery thereof shall be stayed or enjoined by a court order; or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all orders, judgments or decrees so entered or issued, which it is advised by legal counsel is binding upon it, and in the event the Escrow Agent reasonably obeys or complies with any such order, judgment or decree it shall not be liable to any of the Parties or to any other person, entity, firm or corporation, by reason of such compliance.

10.                               Miscellaneous.

(a)                                 Amendment. Except for transfer instructions provided pursuant to Section 8 and subject to applicable Law, the provisions of this Agreement may be may be amended, modified and supplemented by an instrument in writing signed on behalf of each of the Parties.

(b)                                 Expenses.  All expenses incurred in connection with this Agreement, including without limitation any transfer costs, escrow fees and registration costs, will be treated as Transaction Expenses under and paid in accordance with the Signor Merger Agreement.

(c)                                  Notices.  All notices and communications hereunder shall be in writing and, except for communications from the Founder Group setting forth, claiming, containing, objecting to or in any way related to the full or partial transfer or distribution of the Restricted Shares, including but not limited to transfer instructions (all of which shall be specifically governed by Section 8), shall be delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt), by means of electronic transmission (including email) (notice deemed effective when sent), or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery).  Any notice pursuant to this section shall be delivered as follows or to such other person or at such other address as any party hereto may have furnished to the other parties hereto in writing by registered mail, return receipt requested.

if to any member of the Founder Group:

c/o Platinum Eagle Acquisition LLC
2121 Avenue of the Stars, Suite 2300
Los Angeles, CA 90067
Attention: Eli Baker
E-mail: elibaker@geacq.com

with a copy to:

Winston & Strawn LLP
200 Park Avenue
New York, NY 10166
Attention:	Joel L. Rubinstein
Jason D. Osborn
Facsimile: (212) 294-4700
E-mail:	jrubinstein@winston.com
josborn@winston.com

if to the Company:

Target Hospitality Corp.
2170 Buckthorne Place, Suite 440
The Woodlands, TX 11380-1775
Attention: Heidi Lewis, General Counsel
Email: hlewis@targetlodging.com

with a copy to:

Allen & Overy LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: William Schwitter
E-mail: william.schwitter@allenovery.com
Facsimile: (212) 610-6399

(d)                              Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.   Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”  The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.  All references to currency, monetary values and dollars set forth herein shall mean U.S. dollars.  The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(e)                                  Counterparts.  This Agreement may be executed manually or by facsimile or pdf by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties hereto and delivered to the other parties hereto.

(f)                                   Entire Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof, including without limitation the term sheet.

(g)                                  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

(h)                                 Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles that would result in the application of the Law of any other jurisdiction.

(i)                                     Enforcement; Remedies.  Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(j)                                    Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHUOT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(j).

(k)                                 Assignment.  Except as provided in Section 5, this Agreement shall not be assigned by any of the Parties (including by operation of Law) without the prior written consent of the other Parties.  Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

TARGET HOSPITALITY CORP.

By:	/s/ James B. Archer
Name: James B. Archer
Title: President and Chief Executive Officer

/s/ Harry E. Sloan
HARRY E. SLOAN

/s/ Jeff Sagansky
JEFF SAGANSKY

/s/ Eli Baker
ELI BAKER

CONTINENTAL STOCK TRANSER & TRUST COMPANY

By:	/s/ Henry Farrell
Name:	Henry Farrell
Title:	Vice President

[Signature page to Escrow Agreement]

SCHEDULE 1

Telephone Number(s) and authorized signature(s) for

Person(s) Designated to give Restricted Shares Transfer Instructions

If from the Founder Group:

Name	Telephone Number	Signature

1.

2.

3.

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Restricted Shares Transfer Instructions

If from the Founder Group:

Name	Telephone Number

1.

2.

3.

SCHEDULE 2

Schedule of Fees for Escrow Agent Services

Escrow Agent Fee Schedule

Account Set Up Fee	$3,500.00

Annual Administration Fee	$200.00
(per month)

Out-of-Pocket Expenses	As incurred
(Postage, Stationery, etc.)

Overnight Delivery Charges	As incurred

Exhibit A

Earnout Agreement